EXHIBIT 99.1

STERICYCLE, INC. REPORTS RESULTS

FOR FOURTH QUARTER AND FULL YEAR ENDED 2013

Lake Forest, Illinois, February 5, 2014—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and full year of 2013.

Revenues for the quarter ended December 31, 2013 were $567.9 million, up 12.8% from $503.6 million in the fourth quarter last year.  Acquisitions contributed approximately $32.4 million to the current period’s growth in revenues.  Revenues increased 13.8% compared to the prior period when adjusted for unfavorable foreign exchange impacts of $5.4 million.  Gross profit was $253.3 million, up 11.6% from $227.0 million in the fourth quarter last year.  Gross profit as a percent of revenues was 44.6% compared with 45.1% in the fourth quarter of 2012.  Earnings per diluted share, reported in accordance with U.S. generally accepted accounting principles (“GAAP”), increased 11.8% to $0.90 from $0.80 in the fourth quarter of 2012. Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 10.8% to $0.99 from $0.89.  See tables below.

FULL-YEAR RESULTS

Revenues for the full year 2013 were $2.14 billion, up 12.0% from $1.91 billion in 2012. Acquisitions contributed approximately $137.6 million to the current year’s growth in revenues.  Revenues increased 13.0% compared to the prior year when adjusted for unfavorable foreign exchange impacts of $19.0 million.  Gross profit was $964.6 million, up 12.5% from $857.3 million in 2012.  Gross profit as a percent of revenues was 45.0% compared with 44.8% in 2012.  GAAP earnings per diluted share increased 15.7% to $3.56 from $3.08 in 2012.  Non-GAAP earnings per diluted share, when adjusted for various items identified in the second of the following tables, increased 12.4% to $3.75 from $3.34.  See tables below.

The following table shows our calculations of organic revenue growth (in millions)(1):

	Three Months Ended December 31,				Years Ended December 31,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
Total As Reported Revenues (GAAP)	$ 567.9	$ 503.6	$ 64.3	12.8%	$ 2,142.8	$ 1,913.1	$ 229.7	12.0%
Adjustment for Foreign Exchange	5.4	-	5.4		19.0	-	19.0
Subtotal (non-GAAP):	573.3	503.6	69.7	13.8%	2,161.8	1,913.1	248.7	13.0%

Adjustment for Acquisitions	(40.4)	(8.0)	(32.4)		(153.8)	(16.2)	(137.6)
Adjustment for Regulated Returns and Recall Management Services	(26.4)	(22.8)	(3.6)		(97.8)	(116.3)	18.5
Subtotal (non-GAAP):	$ 506.5	$ 472.8	$ 33.7	7.1%	$ 1,910.2	$ 1,780.6	$ 129.6	7.3%

Domestic/ International Breakdown:
Domestic Revenues	$ 394.6	$ 355.5	$ 39.1	11.0%	$ 1,506.6	$ 1,370.8	$ 135.8	9.9%
International Revenues	173.3	148.1	25.2	17.0%	636.2	542.3	93.9	17.3%
Total As Reported Revenues (GAAP)	$ 567.9	$ 503.6	$ 64.3	12.8%	$ 2,142.8	$ 1,913.1	$ 229.7	12.0%

(1) When evaluating organic revenue growth for internal purposes, we exclude (i) the impact of foreign exchange, (ii) revenues attributed to acquisitions closed within the preceding 12 months and (iii) revenues from our regulated returns and recall management services. This table and the Company’s internal use of non-GAAP adjusted revenues are not intended to imply, and should not be interpreted as implying, that non-GAAP adjusted revenues are a better measure of internal growth or the Company’s performance than GAAP revenues.

Table to reconcile GAAP EPS to Non-GAAP EPS(2):

	Three Months Ended December 31,				Years Ended December 31,
			Change				Change
	2013	2012	$	%	2013	2012	$	%
GAAP EPS	$ 0.90	$ 0.80	$ 0.09	11.8%	$ 3.56	$ 3.08	$ 0.48	15.7%

Acquisition and Integration Expenses	0.07	0.03			0.17	0.13
Change in Fair Value of Contingent Consideration	(0.02)	0.00			(0.03)	0.01
Restructuring, Plant Closure, and Change in Fair Value of Assets	0.03	0.01			0.03	0.04
Loss on Sale of Business	-	-			-	0.04
Litigation Settlement	0.01	0.04			0.02	0.04

Non-GAAP EPS (Adjusted)	$ 0.99	$ 0.89	$ 0.10	10.8%	$ 3.75	$ 3.34	$ 0.41	12.4%

(2) In accordance with GAAP, reported earnings per share (EPS) include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $403.5 million and $387.4 million for the full years of 2013 and 2012, respectively.

For more information about Stericycle, please visit our website at www.stericycle.com.

CONFERENCE CALL

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held February 5, 2014 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 5th by dialing 855-859-2056, access code 13894327. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	December 31,
	2013	2012
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$ 61,991	$ 31,324
Short-term investments	413	503
Accounts receivable, net	388,996	322,246
Deferred income taxes	18,031	22,995
Prepaid expenses	28,379	27,042
Other current assets	37,279	37,176
Total Current Assets	535,089	441,286
Property, plant and equipment, net	358,967	335,870
Goodwill	2,231,582	2,065,103
Intangible assets, net	720,035	667,471
Other assets	37,124	37,008
Total Assets	$ 3,882,797	$ 3,546,738

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$ 150,380	$ 87,781
Accounts payable	89,146	80,886
Accrued liabilities	107,445	115,992
Deferred revenues	18,826	18,095
Other current liabilities	45,211	28,306
Total Current Liabilities	411,008	331,060
Long-term debt, net of current portion	1,280,663	1,268,303
Deferred income taxes	396,119	359,780
Other liabilities	27,469	30,272
Equity:
Common stock	855	860
Additional paid-in capital	195,110	116,720
Accumulated other comprehensive loss	(56,467)	(39,064)
Retained earnings	1,610,963	1,463,277
Total Stericycle, Inc. Equity	1,750,461	1,541,793
Noncontrolling interests	17,077	15,530
Total Equity	1,767,538	1,557,323
Total Liabilities and Equity	$ 3,882,797	$ 3,546,738

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT SHARES AND PER SHARE DATA)

	Three Months Ended				Years Ended
	December 31,				December 31,
	2013		2012		2013		2012
	(Unaudited)				(Unaudited)		(Audited)
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	$567,899	100.0%	$503,638	100.0%	$2,142,807	100.0%	$1,913,149	100.0%
Cost of revenues (exclusive of depreciation shown below)	299,347	52.7%	264,541	52.5%	1,126,050	52.6%	1,011,081	52.8%
Depreciation - cost of revenues	13,147	2.3%	12,009	2.4%	50,003	2.3%	44,631	2.3%
Litigation settlement and restructuring costs	2,120	0.4%	132	0.0%	2,120	0.1%	132	0.0%
Total cost of revenues	314,614	55.4%	276,682	54.9%	1,178,173	55.0%	1,055,844	55.2%

Gross profit	253,285	44.6%	226,956	45.1%	964,634	45.0%	857,305	44.8%

Selling, general and administrative expenses (exclusive of depreciation and amortization below)	99,728	17.6%	86,496	17.2%	372,091	17.4%	327,131	17.1%
Depreciation - SG&A	2,965	0.5%	2,706	0.5%	11,338	0.5%	9,598	0.5%
Amortization	7,183	1.3%	6,379	1.3%	27,067	1.3%	22,054	1.2%
Total SG&A expense and amortization	109,876	19.3%	95,581	19.0%	410,496	19.2%	358,783	18.8%

Income from operations before acquisition, integration, and other expenses	143,409	25.3%	131,375	26.1%	554,138	25.9%	498,522	26.1%

Acquisition and integration expenses	6,856	1.2%	3,063	0.6%	16,796	0.8%	12,816	0.7%
Change in fair value of contingent consideration	(1,971)	-0.3%	161	0.0%	(2,278)	-0.1%	752	0.0%
Litigation settlement	-	0.0%	6,050	1.2%	116	0.0%	6,050	0.3%
Restructuring, plant closure, and change in fair value of assets costs	3,417	0.6%	1,801	0.4%	3,885	0.2%	5,201	0.3%
Loss on sale of business	-	0.0%	-	0.0%	-	0.0%	4,867	0.3%
Income from operations	135,107	23.8%	120,300	23.9%	535,619	25.0%	468,836	24.5%
Other income (expense):
Interest expense, net	(15,341)	-2.7%	(13,006)	-2.6%	(54,949)	-2.6%	(51,270)	-2.7%
Other expense, net	(25)	0.0%	187	0.0%	(2,924)	-0.1%	(369)	0.0%
Total other expense	(15,366)	-2.7%	(12,819)	-2.5%	(57,873)	-2.7%	(51,639)	-2.7%
Income before income taxes	119,741	21.1%	107,481	21.3%	477,746	22.3%	417,197	21.8%
Income tax expense	41,154	7.2%	36,973	7.3%	164,662	7.7%	147,256	7.7%
Net income	78,587	13.8%	70,508	14.0%	313,084	14.6%	269,941	14.1%
Less: net income attributable to noncontrolling interests	423	0.1%	439	0.1%	1,712	0.1%	1,945	0.1%
Net income attributable to Stericycle, Inc.	$78,164	13.8%	$70,069	13.9%	$311,372	14.5%	$267,996	14.0%

Earnings per share - diluted	$0.90		$0.80		$3.56		$3.08

Weighted average number of common shares outstanding - diluted	87,107,437		87,281,680		87,391,988		87,018,473

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Years Ended
	December 31,
	2013	2012
	(Unaudited)	(Audited)
Operating Activities:
Net income	$313,084	$269,941
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on sale of business	-	4,867
Restructuring, plant closure, and change in fair value of assets	3,381	1,677
Change in fair value of contingent consideration	(2,278)	752
Stock compensation expense	17,457	16,339
Excess tax benefit of stock options exercised	(17,153)	(30,161)
Depreciation	61,341	54,229
Amortization	27,067	22,054
Deferred income taxes	30,930	22,678
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(54,767)	(4,329)
Accounts payable	7	406
Accrued liabilities	4,547	24,537
Deferred revenue	(1,319)	931
Other assets and liabilities	21,170	3,527

Net cash provided by operating activities	403,467	387,448

Investing Activities:
Payments for acquisitions, net of cash acquired	(161,936)	(224,367)
Proceeds from/ (purchases of) short-term investments	73	(89)
Proceeds from sale of business and other assets	-	764
Capital expenditures	(73,109)	(65,236)

Net cash used in investing activities	(234,972)	(288,928)

Financing Activities:
Net repayment of long-term debt and other obligations	(88,507)	(102,932)
Net borrowing on foreign bank debt	17,001	29,166
Net borrowings/ (repayments) on senior credit facility	44,739	(304,309)
Proceeds from private placement of long-term debt	-	250,000
Payments of deferred financing costs	-	(956)
Payments on capital lease obligations	(4,024)	(3,192)
Purchase and cancellation of treasury stock	(163,700)	(48,028)
Proceeds from issuances of common stock	42,345	64,461
Excess tax benefit of stock options exercised	17,153	30,161
Payments to noncontrolling interests	(1,026)	(5,897)

Net cash used in financing activities	(136,019)	(91,526)
Effect of exchange rate changes on cash	(1,809)	1,819
Net increase/ (decrease) in cash and cash equivalents	30,667	8,813
Cash and cash equivalents at beginning of period	31,324	22,511

Cash and cash equivalents at end of period	$61,991	$31,324

Non-cash activities:
Net issuances of obligations for acquisitions	$100,101	$97,541
Net issuances of obligations for noncontrolling interests	6,119	8,197